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Exhibit 11.1

         Pemex Finance Limited
Code of Ethics

        1.     As a member of the board of directors (a "Director") of Pemex Finance Limited (the "Company"), I acknowledge that the Company is committed to honesty and ethical conduct in all areas of its business and that the Directors and any officers with responsibility for the disclosure, conduct or supervision of the Company's accounting and financial affairs play a special role in preserving and protecting shareholders' interests.

        2.     In furtherance of the above and to the best of my ability, I certify that I will adhere to the following principles and responsibilities:

  a.
  act at all times with honesty and integrity, diligence, efficiency, probity and impartiality in the performance of all duties, avoiding actual or apparent conflicts of interest in personal and professional relationships;

  b.
  address any apparent conflict of interest in personal and professional relationships in accordance with the highest ethical standards, promptly disclose to the President of the Board of Directors the nature of any such conflict of interest or any material transaction or relationship that reasonably could be expected to give rise to such a conflict of interest and consider the instruction received from the President before taking any action;

  c.
  provide, in the Company's reports filed with the Securities and Exchange Commission, other governmental entities and other private and public regulatory agencies to which the Company is subject, as well as any other public communications, disclosure that is full, fair, accurate, complete, objective, timely and understandable;

  d.
  comply with rules and regulations of all United States, Cayman Island and other governmental entities and other private and public regulatory agencies to which the Company is subject, including any exchanges on which the Company's securities may be listed;

  e.
  act in good faith, responsibly, with due care, competence and diligence, and without misrepresenting or omitting material facts or circumstances;

  f.
  act objectively, without allowing my independent judgment to be subordinated;

  g.
  respect the confidentiality of the non-public information and documentation of the Company, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information or documentation for personal advantage;

  h.
  avoid any direct or indirect involvement in any transaction relating to the securities of the Company in which the price of such securities may be influenced by non-public information entrusted to me;

  i.
  share my knowledge with others within the Company, to the extent appropriate and consistent with applicable law;

  j.
  maintain my professional skills to improve the Company's communications to its constituents and other Directors;

  k.
  promote ethical behavior among any employees or contractors under my supervision;

  l.
  accept accountability for adherence to this Code of Ethics, including all reporting procedures included herein; and

  m.
  achieve responsible use of and control over all assets and resources of the Company entrusted to me for the purposes for which they have been assigned.

        3.     In furtherance of the above and to the best of my ability, I certify that I will adhere to the following procedures for internal reporting of violations of this Code of Ethics:

  a.
  I will inform the President of the Board of Directors immediately upon becoming aware of any violation or potential violation of this Code of Ethics;

  b.
  if the President does not take action upon being advised of the violation or potential violation, or if the President is involved in such violation or potential violation, I will inform the other Directors of the violation or potential violation;

  c.
  the President will inform the Board of Directors of any notice he or she receives of a violation or potential violation and how the violation or potential violation shall be addressed, and will take all measures necessary to ensure that any relevant authorities act in strict compliance with applicable laws and regulations; and

  d.
  I will not prevent or cause any third party to prevent any person from informing the President or any Director of any violation or potential violation of this Code of Ethics, and I will not take any action or omit to take any action that may adversely affect the interests of such informing third party due to such informing.

        4.     I will comply with those reporting requirements. I will also promote compliance with them by any others under my supervision, as well as prompt reporting by them of violations of this Code of Ethics. I further acknowledge that the consequences of my failure to adhere to this Code of Ethics may result in disciplinary action.

By:
Name:
	Title:	Director
Date:

2

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  Exhibit 11.1